MassMutual Premier Funds - N-SAR Exhibits

For Period Ending 04/30/10
File No. 811-08690

Item 77C.  Submission of matters to a vote of security holders

Pursuant to a written consent, dated March 1, 2010, Massachusetts Mutual Life Insurance Company ("MassMutual"), in its capacity as the majority shareholder of the MassMutual Premier Money Market Fund, MassMutual Premier Short-Duration Bond Fund, MassMutual Premier Inflation-Protected and Income Fund, MassMutual Premier Core Bond Fund, MassMutual Premier Diversified Bond Fund, MassMutual Premier High Yield Fund,  MassMutual Premier Balanced Fund, MassMutual Premier Value Fund, MassMutual Premier Enhanced Index Value Fund, MassMutual Premier Enhanced Index Core Equity Fund, MassMutual Premier Main Street Fund, MassMutual Premier Capital Appreciation Fund, MassMutual Premier Enhanced Index Growth Fund, MassMutual Premier Discovery Value Fund, MassMutual Premier Small Company Opportunities Fund, MassMutual Premier Global Fund, MassMutual Premier International Equity Fund, MassMutual Premier Focused International Fund, and MassMutual Premier Strategic Emerging Markets Fund, approved the modernization and standardization of certain fundamental investment restrictions as described in the Information Statement dated February 8, 2010.

Pursuant to a written consent, dated March 1, 2010, MassMutual, MassMutual Select Destination Retirement Income Fund, MassMutual Select Destination Retirement 2010 Fund, MassMutual Select Destination Retirement 2020 Fund, MassMutual Select Destination Retirement 2030 Fund, MassMutual Select Destination Retirement 2040 Fund, and MassMutual Select Destination Retirement 2050 Fund, together, as the owners of a majority of the issued and outstanding shares of the MassMutual Premier International Bond Fund and MassMutual Premier Main Street Small Cap Fund, approved the modernization and standardization of certain fundamental investment restrictions as described in the Information Statement dated February 8, 2010.

Item 77O.  Transactions Effected Pursuant to Rule 10f-3

MassMutual Premier High Yield Fund (Series 11)

On December 17, 2009, Registrant purchased notes issued by Trimas Corp. having a total par value of $400,000 at a price of 97.99.  The total aggregate purchase price for the notes amounted to $391,968.00.  Jefferies & Company, an affiliate of Massachusetts Mutual Life Insurance Company, participated in the underwriting syndicate.  Credit Suisse was the broker from whom the Fund purchased the notes.

MassMutual Premier Diversified Bond Fund (Series 17)

On December 17, 2009, Registrant purchased notes issued by Trimas Corp. having a total par value of $50,000 at a price of 97.99.  The total aggregate purchase price for the notes amounted to $48,996.00.  Jefferies & Company, an affiliate of Massachusetts Mutual Life Insurance Company, participated in the underwriting syndicate.  Credit Suisse was the broker from whom the Fund purchased the notes.